Exhibit 99.2

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

$50,000,000

Common Stock

DISTRIBUTION AGREEMENT

August 20, 2009

Sandler O’Neill & Partners, L.P.

919 Third Avenue, 6th Floor

New York, New York 10022

Ladies and Gentlemen:

American Equity Investment Life Holding Company, an Iowa corporation (the “Company”), proposes to sell from time to time through Sandler O’Neill & Partners, L.P., as sales agent (the “Agent”), shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), having an aggregate gross sales price of up to $50,000,000 (the “Stock”) on the terms set forth in Section 2 of this agreement (this “Agreement”).  The Company agrees that whenever it determines to sell the Common Stock directly to the Agent as principal, it will enter into a separate agreement, the terms and conditions of which will be agreed upon by the parties thereto (each, a “Terms Agreement”). Notwithstanding the foregoing, in no event shall the aggregate gross sales price of the Stock sold pursuant to this Agreement, any Terms Agreement, the Alternative Distribution Agreement (as defined below) and any Alternative Terms Agreement (as defined below) exceed $50,000,000.

The Company has also entered into an equity distribution agreement (the “Alternative Distribution Agreement”), dated of even date herewith, with Fox-Pitt Kelton Cochran Caronia Waller (USA) LLC (the “Alternative Agent”). Whenever the Company determines to sell the Common Stock directly to the Alternative Agent as principal, it will enter into a separate agreement, the terms and conditions of which will be agreed upon by the parties thereto (each, an “Alternative Terms Agreement”). This Agreement and the Alternative Distribution Agreement are sometimes hereinafter referred to as the “Distribution Agreements.”

SECTION 1.  Representations, Warranties and Agreements. The Company represents and warrants as of the date hereof, each Applicable Time referred to herein and each Delivery Date (as defined in Section 2), and agrees with the Agent, as follows:

(a)  Compliance with Registration Requirements.

(i)  The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-157846) for the registration of the Stock under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”).  As used in this Agreement:

(A)  “Applicable Time” means, (1) with respect to each offering of Stock pursuant to this Agreement, the time of the Agent’s initial entry into contracts with investors for the sale of such Stock and (2) with respect to each offering of Stock pursuant to any relevant Terms Agreement, the time of sale of such Stock;

(B)  “Basic Prospectus” means the base prospectus filed as part of the Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement;

(C)  “Effective Date” means any date as of which any part of such registration statement relating to the Stock became, or is deemed to have become, effective under the Securities Act;

(D)  “Issuer Free Writing Prospectus” means each “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (“Rule 433”), or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 (“Rule 405”) under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Stock;

(E)   “Pricing Disclosure Package” means, as of each Applicable Time, the Prospectus and each Issuer Free Writing Prospectus filed or used by the Company on or before such Applicable Time, taken together (and, with respect to any shares of Stock, together with the public offering price of such shares);

(F)  “Prospectus” means the Basic Prospectus, as amended and supplemented by the Prospectus Supplement, in the form in which such Basic Prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) (“Rule 424(b)”) under the Securities Act;

(G)  “Prospectus Supplement” means the most recent prospectus supplement relating to the Stock prepared and filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act and in accordance with Section 5(a) hereof; and

(H)   “Registration Statement” means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to the Agent, including (1) all exhibits to such registration statement and (2) the information in the Prospectus that was omitted from the Registration Statement at the time it first became effective but that is deemed, pursuant to Rule 430B under the Securities Act, to be part of and included in the Registration Statement.

Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents; provided, however, that any representations or warranties contained in any such exhibits to the Incorporated Documents are not deemed to be incorporated by reference to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Issuer Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

(ii)  The Commission has not issued any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending the effectiveness of the Registration Statement, and, to the Company’s knowledge, no proceeding or examination for such purpose has been instituted or threatened by the Commission.  The Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto.

(iii)  The conditions to the use of Form S-3 in connection with the offering and sale of the Stock as contemplated hereby have been satisfied, and the Company is not an “ineligible issuer” (as defined in Rule 405).

(iv)  The Registration Statement meets, and the offering and sale of the Stock as contemplated hereby complies with, the requirements of Rule 415 under the Securities Act.

(v)  The Registration Statement complied when it initially became effective, complies as of the date hereof and, as amended or supplemented, at each Representation Date (as defined below) will comply, in all material respects, with the requirements of the Securities Act.  The Prospectus will comply as of the date filed with the Commissioner and, as amended or supplemented, at each Representation Date, in all material respects with the requirements of the Securities Act.  The Incorporated Documents conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable. Each Issuer Free Writing Prospectus complied or will comply in all material respects to the requirements of the Securities Act on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act.

(vi)  The Registration Statement did not, as of the time of its initial effectiveness, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, as of each Applicable Time and each Delivery Date, the Prospectus, as then amended or supplemented, together with all of the then issued Issuer Free Writing Prospectuses, if any, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information concerning the Agent or Alternative Agent furnished to the Company by or on behalf of the Agent or the Alternative Agent specifically for inclusion therein, which information consists solely of the information specified in Section 6(f).

(vii)  The Company has not made any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Agent and is in compliance with all applicable requirements of Rule 433 with respect to any Issuer Free Writing Prospectus.

(b)  Good Standing.  The Company and each of its “significant subsidiaries” (as such term is defined in Rule 405) (each, a “Significant Subsidiary” and together, the “Significant Subsidiaries”), has been duly incorporated, organized or formed and is validly existing in good standing under the laws of the jurisdiction of its incorporation, organization or formation, with the power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus; and each of the Company and its Significant Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned, leased or operated by it make such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations or business of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). The Company does not have any subsidiaries or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the most recent fiscal year.

(c)  Corporate Power.  The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Alternative Distribution Agreement.  This Agreement and the Alternative Distribution Agreement have been duly authorized, executed and delivered by the Company.

(d)  No Default.  Neither the Company nor any of its Significant Subsidiaries (i) is in violation of its certificate of incorporation or by-laws or other organizational documents, (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any law, ordinance, rule, regulation or order of any court or governmental agency or body having jurisdiction over it or its property or assets, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(e)  Absence of Defaults and Conflicts.  None of the execution, delivery and performance of this Agreement nor the consummation of any other of the transactions contemplated herein or under the Alternative Distribution Agreement, nor the fulfillment of the terms hereof or thereof by the Company, nor the application of the proceeds from the sale of the Stock as described under “Use of Proceeds” in the Prospectus Supplement and the Pricing Disclosure Package will (i) conflict with or result in a breach or violation of any agreement, indenture or other instrument to which the Company or any of its Significant Subsidiaries is a party or by which any of them is bound, or to which any of their properties is subject; (ii) result in the creation or imposition of any Lien, charge, claim or encumbrance upon any property or asset of the Company or any of its Significant Subsidiaries; (iii) result in a breach or violation of, or constitute a default under, the certificate of incorporation, by-laws, partnership agreement or other organizational documents of the Company or any of its Significant Subsidiaries; or (iv) violate any law, rule, administrative regulation or decree of any court or any governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their respective properties, except, with respect to clauses (i), (ii) and (iv), conflicts or violations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(f)  Absence of Further Requirements.  No permit, consent, approval, authorization or order of, or filing with, any court, governmental agency or body is required for the issue and sale of the Stock, the execution, delivery and performance of this Agreement or any Terms Agreement by the Company, or the application of the proceeds from the sale of the Stock as described under “Use of Proceeds” in the Prospectus Supplement and the Pricing Disclosure Package, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and sale of the Stock through the Agent.

(g)  Description of Securities.  The Company has an authorized capitalization as set forth in the Registration Statement, Prospectus and the Pricing Disclosure Package (except for (i) subsequent issuances, if any, of Common Stock pursuant to employee or director stock option or stock purchase plans referred to in the Prospectus and the Pricing Disclosure Package, (ii) pursuant to the exercise of options referred to in the Prospectus and the Pricing Disclosure Package or (iii) subsequent issuances, if any, of Common Stock issued by the Company in exchange for a principal amount of the Company’s outstanding convertible senior notes pursuant to Section 3(a)(xvi).  The shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, conform, in all material respects, to the descriptions thereof contained in the Prospectus and the Pricing Disclosure Package and were issued in compliance with federal and state securities laws; none of the outstanding shares of Common Stock was issued in violation of any preemptive rights, resale rights, rights of first refusal or other similar rights; and no capital stock of the Company is outstanding other than shares of Common Stock.  All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of Common Stock or other capital stock have been duly authorized and validly issued, conform to the description thereof contained in the Prospectus and the Pricing Disclosure Package and were issued in compliance with federal and state securities laws.  All of the outstanding shares of capital stock of each Significant Subsidiary of the Company that is a corporation have been duly authorized and validly issued and are fully paid and non-assessable.  All of the outstanding shares of capital stock, partnership interests or other ownership interests of each Significant Subsidiary of the Company are owned directly or indirectly by the Company, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer, preemptive rights or any other claim of any third party (collectively, “Liens”), except such Liens as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(h)  Authorization of Securities.  The shares of Stock to be issued and sold by the Company through the Agent hereunder have been duly authorized and, upon payment and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable, will conform, in all material respects, to the description thereof contained in the Prospectus and the Pricing Disclosure Package, will be issued in compliance with federal and state securities laws and will be free of statutory and contractual preemptive rights, rights of first refusal and similar rights.

(i)    Financial Statements.  The consolidated financial statements of the Company and its subsidiaries (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement, Prospectus and the Pricing Disclosure Package present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated (subject to year-end adjustments in the case of unaudited interim financial statements) and have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated, except as otherwise noted therein; and the supporting schedules included or incorporated by reference in the Registration Statement present fairly in all material respects the information required to be stated therein.

(j)  Pro Forma Financial Statements.  Any pro forma financial statements that may be included or incorporated by reference in the Prospectus and the Pricing Disclosure Package include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included or incorporated by reference in the Prospectus and the Pricing Disclosure Package.  Any pro forma financial statements included or incorporated by reference in the Prospectus and the Pricing Disclosure Package comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act.

(k)  Accountants.  KPMG LLP, who have reported on certain financial statements of the Company included in the Registration Statement, Prospectus and the Pricing Disclosure Package and whose report appears in the Registration Statement, Prospectus and the Pricing Disclosure Package or is incorporated by reference therein, are independent public accountants as required by the Securities Act, and were independent public accountants as required by the Securities Act during the periods covered by the financial statements on which they reported contained or incorporated by reference in the Registration Statement, Prospectus and the Pricing Disclosure Package.

(l)  Internal Controls over Financial Reporting.  The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) under the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(m)  Disclosure Controls.  The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 under the Exchange Act.

(n)  Sarbanes-Oxley.  The Company, its subsidiaries and, to the knowledge of the Company, their respective officers and directors (in their capacities as such), are in compliance in all material respects with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated in connection therewith.

(o)  No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package or the Prospectus, except as otherwise stated therein: (i) there has been no material adverse change in the condition (financial or otherwise), results of operations  or business of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business; (ii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries, taken as a whole; and (iii) except for dividends on the Company’s common stock as described in the Registration Statement in the amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(p)  Title.  The Company and each of its Significant Subsidiaries have good and marketable title in fee simple to all real property and good title to all personal property owned by them, in each case free and clear of all Liens, encumbrances and defects, except where the failure to have such good and marketable title or the existence of any such Liens, encumbrances or defects would not, individually or in the aggregate, reasonably be expected to have a Material Adverse

Effect. All assets held under lease by the Company and its Significant Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company and its Significant Subsidiaries, except where the failure of any such leases to be valid, subsisting or enforceable or the existence of such exceptions would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q)  Regulatory Filings.  The Company is not required to be licensed as an insurance company; American Equity Investment Life Insurance Company (“AELIC”), American Equity Investment Life Insurance Company of New York (“AELICNY”) and Eagle Life Insurance Company (“Eagle,” and together with AELIC and AELICNY, the “Insurance Subsidiaries”) are each duly licensed as insurers under the insurance laws and regulations of Iowa, New York and Iowa, respectively; and the Insurance Subsidiaries have filed with the appropriate insurance regulatory authorities all reports, documents and other information required to be filed under the insurance laws of Iowa, New York and Iowa, respectively, except as to filings the failure of which to make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r)  Possession of Licenses and Permits.  Each of the Company and its Insurance Subsidiaries holds such insurance licenses, certificates, authorities, approvals, authorizations and permits from governmental authorities (including, without limitation, from the insurance regulatory agencies of the various jurisdictions where it conducts business) (the “Insurance Licenses”) which are necessary under applicable law to the conduct of its business as described in the Registration Statement, the Prospectus and the Pricing Disclosure Package; the Company and each Insurance Subsidiary have fulfilled and performed all obligations necessary to maintain such Insurance Licenses; there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation that would reasonably be expected to result in the revocation, termination or suspension of any Insurance License that would reasonably be expected to result in a Material Adverse Effect; and no insurance regulatory agency or body has issued, or commenced any proceeding for the issuance of, any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance Subsidiary to its parent.  Neither the Company nor any of its Insurance Subsidiaries has received notice of any revocation or modification of any such Insurance Licenses or has any reason to believe that any such Insurance Licenses will not be renewed in the ordinary course, except where the revocation, modification or nonrenewal of such Insurance Licenses, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s)  Reinsurance.  All reinsurance treaties and arrangements to which any Insurance Subsidiary is a party are in full force and effect no Insurance Subsidiary is in violation of, or in default in the performance, observance or fulfillment of, any material obligation, agreement, covenant or condition contained therein, except where the failure to be in full force and effect or where such violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Insurance Subsidiary has received any notice from any of the other parties to such treaties, contracts or arrangements that such other party intends not to perform such treaty and, to the best knowledge of the Company and each Insurance Subsidiary, none of the other parties to such treaties or arrangements will be unable to perform such treaty or arrangement except to the extent adequately and properly reserved for in the audited consolidated financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, except where such nonperformance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t)  Filing of Statutory Statements.  The statutory annual and quarterly statements of each of the Insurance Subsidiaries and the statutory balance sheets and summaries of operations included in such statutory annual and quarterly statements most recently filed in any state have been prepared in compliance with prescribed or permitted statutory accounting principles or practices consistently followed, except (i) as may otherwise be indicated in the notes thereto and (ii) in the case of any such financial statements for periods less than a full year, for any normal year-end adjustments, and present fairly in all material respects the statutory financial position of each Insurance Subsidiary as at the dates thereof, and on a statutory basis for the periods covered thereby.

(u)  Insurance.  The Company and its Significant Subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally deemed adequate for the conduct of their respective businesses as presently conducted and the value of their respective properties and as is customary for companies engaged in similar businesses, and, except as otherwise would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect, all such insurance is in full force and effect.

(v)  Absence of Proceedings.  Except as set forth in the Registration Statement, Prospectus or Pricing Disclosure Package, there is no litigation or governmental proceeding to which the Company or any of its subsidiaries is a party or to which any property or assets of the Company or any of its subsidiaries is subject or which is pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(w)  Relationship with Officers, Directors and Shareholders.  No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the Prospectus and the Pricing Disclosure Package which is not so described.

(x)  Investment Company Act.  Neither the Company nor any subsidiary of the Company is, and after giving effect to the offering and sale of the Stock and the application of the proceeds thereof as described in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, none of them will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(y)  Accuracy of Disclosure.  The statements set forth in the Prospectus and the Pricing Disclosure Package under the captions “Description of Common Stock” and “Price Range of our Common Stock and Dividend Policy” insofar as they purport to describe the Common Stock, provisions of the Company’s charter or bylaws or the provisions of the laws, regulations and other documents and legal matters referred to therein, are accurate in all material respects.

(z)  Registration Rights.  No person has the right to file a registration statement or otherwise require the Company to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Stock.

(aa)  Brokers’ Fees.  Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Stock.

(bb)  Additional Securities.  The Company has not sold or issued any securities that would be integrated with the offering of the Stock contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(cc)  Absence of Manipulation.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any of its affiliates has taken, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the shares of the Stock.

(dd)  Actively Traded.  The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(ee)  Listing.  The Stock has been approved for listing, subject to official notice of issuance, on the New York Stock Exchange (the “Exchange”).

(ff)  Possession of Intellectual Property.  The Company and its Significant Subsidiaries own or possess, or have the ability to acquire, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, except where the failure to own, possess or have the ability to acquire such patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of the Company nor its Significant Subsidiaries  has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if subject to any unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(gg)  Environmental Laws.  The Company and its subsidiaries are in compliance with any and all applicable foreign, Federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(hh)  Taxes.  The Company and each of its subsidiaries have filed all Federal and all material state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, which returns are complete and correct in all material respects, and have paid all taxes due, and neither the Company nor any subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, except for any such taxes or assessments which are being contested in good faith by appropriate proceedings and for which appropriate reserves, if any, have been established in accordance with GAAP and statutory accounting principles, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries, nor does the Company have any knowledge of any tax deficiencies that have been, or could reasonably be expected to be, asserted against the Company that would, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii)   Employee Benefits.  The Company and its subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company and its subsidiaries would have any material liability; the Company and its subsidiaries have not incurred and do not expect to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(jj)  Absence of Labor Disputes.  To the knowledge of the Company, after due inquiry, no labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or is imminent that would reasonably be expected to have a Material Adverse Effect.

(kk)  Corrupt Practices.  Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe or other unlawful payment.

(ll)  Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance, in all material respects, with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(mm)  OFAC.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(nn)  Affiliate.  None of the proceeds from the sale of the Stock has been or will be paid to the Agent (except for the payment of the commissions pursuant to this Agreement) or, to the knowledge of the Company, to any affiliate of the Agent; and the Company is not an “affiliate” (as defined in NASD Conduct Rule 2720) of any member of the Financial Industry Regulatory Authority (“FINRA”).

(oo)  Officer’s Certificates.  Any certificate signed by any officer of the Company and delivered to the Agent in connection with the offering of the Stock shall be deemed a representation and warranty by the Company to the Agent, as to the matters covered thereby.

SECTION 2.  Sale and Delivery of Stock.

(a)  On the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions set forth herein, the Company agrees to issue and sell through the Agent, as sales agent, and the Agent agrees to use its commercially reasonable efforts to sell as sales agent for the Company, the Stock.

(b)  The Stock is to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Agent on any day that is a trading day for the Exchange (other than a day on which the Exchange is scheduled to close prior to its regular weekday closing time) (each, a “Trading Day”) and the Company has instructed the Agent to make such sales.  On any Trading Day, the Company may instruct the Agent by telephone (confirmed promptly by electronic mail) as to the maximum gross sales price or number of shares, as the case may be, of Stock to be sold by the Agent on such day (in any event not in excess of the gross sales price and number of shares available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per share of Stock at which such Stock may be sold.  Subject to the terms and conditions hereof, the Agent shall use its commercially reasonable efforts to sell all of the shares of Stock so designated by the Company.

(c)  Alternative Arrangements.

(i)  If the Company wishes to issue and sell the Stock other than as set forth in Sections 2(a) and (b) of this Agreement or to the Alternative Agent other than as set forth in Sections 2(a) and (b) of the Alternative Distribution Agreement, as the case may be (each a “Placement”), it will notify the Agent or the Alternative Agent, as the case may be, of the proposed terms of such Placement. If the Agent, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company and, if applicable, the Alternative Agent, wishes to accept amended terms, the Agent, the Company and the Alternative Agent will enter into a Terms Agreement, setting forth the terms of such Placement.

(ii)  In the event that the Company intends to issue any shares of Common Stock or any other securities that are convertible into or substantially similar to the Common Stock in an underwritten public offering prior to the time that the aggregate offering price of Stock sold pursuant to the Distribution Agreements or any Terms Agreement reaches $50,000,000, other than in accordance with Section 2(c)(i) of this Agreement or Section 2(c)(i) of the Alternative Distribution Agreement, the Company will promptly provide a written notice informing the Agent and the Alternative Agent of the proposed terms of such offering.  If the Agent, acting as principal, wishes to purchase such shares as principal and make a public offering of such Common Stock or other securities on such proposed terms (which it may decline to do for any reason in its sole discretion), the Company will enter into good-faith negotiations of a Terms Agreement with the Agent and the Alternative Agent, if applicable, setting forth the terms of such an offering in an amount up to (i) $50,000,000 less (ii) the face amount of Stock sold under this Agreement and the Alternative Distribution Agreement.  For the avoidance of doubt, the Agent will not be committed or otherwise obligated to act as an underwriter, agent or dealer in connection with any such proposed offering unless and until a final written Terms Agreement setting forth the terms of such offering is executed by the parties.

(d)  The Company agrees that (i) unless and until the aggregate offering price of Stock sold pursuant to the Distribution Agreements or any Terms Agreement reaches $12,500,000, the Company shall sell all Stock sold pursuant hereto and thereto through the Alternative Agent, pursuant to the terms of the Alternative Distribution Agreement; (ii) from the time that the aggregate offering price of Stock sold pursuant to the Distribution Agreements or any Terms Agreement reaches $12,500,000 unless and until the aggregate offering price of Stock sold pursuant to the Distribution Agreements or any Terms Agreement reaches $25,000,000, the Company shall sell Stock through the Agent, pursuant to the terms of this Agreement; (iii) from the time that the aggregate offering price of Stock sold pursuant to the Distribution Agreements or any Terms Agreement reaches $25,000,000 unless and until the aggregate offering price of Stock sold pursuant to the Distribution Agreements or any Terms Agreement reaches $37,500,000, the Company shall sell Stock through the Alternative Agent, pursuant to the terms of the Alternative Distribution Agreement; and (iv) from the time that the aggregate offering price of Stock sold pursuant to the Distribution Agreements or any Terms Agreement reaches $37,500,000 unless and until the aggregate offering price of Stock sold pursuant to the Distribution Agreements or any Terms Agreement reaches $50,000,000, the Company shall sell Stock through the Agent, pursuant to the terms of this Agreement.

(e)  The terms set forth in a Terms Agreement will not be binding on the Company or the Agent unless and until the Company and the Agent have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(f)  Notwithstanding the foregoing, the Company shall not authorize the issuance and sale of, and the Agent shall not be obligated to use its commercially reasonable efforts to sell, any shares of Stock (i) at a price lower than the minimum price therefor authorized from time to time, or (ii) in a number in excess of the aggregate number of shares or gross sale price of Stock authorized from time to time to be issued and sold under this Agreement, in each case, by the Company’s board of directors (the “Board”) or a duly authorized committee or subcommittee thereof (the “Designated Subcommittee”), and notified to the Agent in writing.  In addition, the Company or the Agent may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend the offering of the Stock for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Stock sold hereunder or which an investor has agreed to purchase but which has not been delivered by the Company and paid for by such investor as contemplated hereby, prior to the giving of such notice.

(g)  Under no circumstances shall the aggregate gross sale price or number of shares of Stock sold pursuant to this Agreement exceed the aggregate gross sale price or number of shares, as the case may be, of Common Stock (i) set forth in the preamble paragraph of this Agreement, (ii) available for issuance under the Prospectus and the then currently effective Registration Statement or (iii) authorized from time to time to be issued and sold under this Agreement by the Board or the Designated Subcommittee and notified to the Agent in writing. In addition, under no circumstances shall any shares of Stock be sold at a price lower than the minimum price therefor authorized from time to time by the Board or the Designated Subcommittee and notified to the Agent in writing.

(h)  If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act (applicable to securities with an average daily trading volume of $1,000,000 that are issued by an issuer whose common equity securities have a public float value of at least $150,000,000) are not satisfied with respect to the Company or the Stock, it shall promptly notify the other party and sales of Stock under this Agreement or any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(i)  The gross sales price of any Stock sold under this Agreement shall be the market price for shares of the Company’s Common Stock sold by the Agent under this Agreement on the Exchange at the time of such sale.  The compensation payable to the Agent for sales of Stock shall be equal to 2.75% of the gross sales price of the Stock; provided, however,  such rate of compensation shall not apply when the Agent acts as principal. The remaining proceeds, after further deduction for any transaction fees, transfer taxes or other similar fees, taxes or charges imposed by any Federal, state, local or other governmental, regulatory or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such

Stock (the “Net Proceeds”).  The Agent shall notify the Company as promptly as practicable if any deduction described in the preceding sentence will be required.

(j)  The Agent shall provide written confirmation (which may be by electronic mail) to the Company following the close of trading on the Exchange each day on which Stock is sold under this Agreement setting forth the number of shares of Stock sold on such day, the gross sales prices of the Stock, the Net Proceeds to the Company and the compensation payable by the Company to the Agent under this Agreement with respect to such sales.

(k)  Settlement for sales of Stock will occur on the third business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to by the Company and the Agent (each such day, a “Delivery Date”).  On each Delivery Date, the Stock sold through the Agent for settlement on such date shall be delivered by the Company to the Agent against payment of the Net Proceeds from the sale of such Stock. Settlement for all Stock shall be effected by book-entry delivery of shares of Stock to the Agent’s account at The Depository Trust Company against payment by the Agent of the Net Proceeds from the sale of such Stock in same day funds delivered to an account designated by the Company.  If the Company shall default on its obligation to deliver Stock on any Delivery Date, the Company shall (i) indemnify and hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay the Agent any commission to which it would otherwise be entitled absent such default.  If the Agent breaches this Agreement by failing to deliver the applicable Net Proceeds on any Delivery Date for Stock delivered by the Company, the Agent will pay the Company interest based on the effective overnight federal funds rate until such proceeds, together with such interest, have been fully paid.

(l)  The Company shall not offer or sell, or request the offer or sale of, any Stock and, by notice to the Agent given by telephone (confirmed promptly by electronic mail), shall cancel any instructions for the offer or sale of Stock, and the Agent shall not be obligated to offer or sell any Stock, (i) at any time or during any period that the Company is in possession of material non-public information or (ii) except as provided in Section 2(m) below, at any time from and including the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is twenty-four (24) hours after the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.  For purposes of this Section 2(l) and Section 2(m) below, references to “twenty-four (24) hours” shall exclude any hours in a day that is not a business day.

(m)  If the Company wishes to offer or sell Stock on any date during the period from and including an Announcement Date through and including the time that is twenty-four (24) hours after the corresponding Filing Time, the Company shall (i) prepare and deliver to the Agent (with a copy to counsel to the Agent) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections or similar forward-looking data) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Agent, and obtain the consent of the Agent to the filing thereof (such consent not to be unreasonably withheld or delayed), (ii) provide the Agent with the officers’ certificate and accountants’ letter called for by Sections (3)(a)(viii) and (x), respectively, and (iii) file such Earnings 8-K with the Commission.  If the Company fully satisfies the requirements of clauses (i) through (iii) of this Section 2(m), then the provisions of clause (ii) of Section 2(l) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is twenty-four (24) hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is twenty-four (24) hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be.  For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate or accountants’ letter pursuant to this Section 2(m) shall not relieve the Company from any of its obligations under this Agreement with respect to any such Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, accountants’ letters and legal opinions and related letters as provided in Section 3 hereof, (B) this Section 2(m) shall in no way affect the provisions of clause (i) of Section 2(l), which shall have independent application and (C) the provisions of this Section 2(m) shall in no way affect the Company’s ability to file, subject to compliance with other applicable provisions of this Agreement, Current Reports on Form 8-K relating to earnings or other matters.

(n)  The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Stock or any other equity security of the Company shall only be effected by or through only one of the Agent or the Alternative Agent on any single given day, but in no event by both, and the Company shall in no event request that the Agent and the Alternative Agent sell shares of Stock on the same day; provided, however, that (i) the foregoing limitation shall not apply to (A) exercise of any option, warrant, right or any conversion privilege set forth in the instrument governing such security or (B) sales solely to employees or security holders of the Company or its subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons and (ii) such limitation shall not apply on any day during which no sales are made pursuant to this Agreement.

(o)  The Company consents to the Agent trading in the Common Stock for the Agent’s own account and for the account of its clients at the same time as sales of the Stock occur pursuant to this Agreement or pursuant to a Terms Agreement.

(p)  At each Applicable Time, each Delivery Date, each Registration Statement Amendment Date, each Company Periodic Report Date and each Supplemental Request Date, the Company shall be deemed to have affirmed each representation, warranty, covenant and other agreement contained in this Agreement.

SECTION 3.  Covenants.

(a)  Covenants of the Company.  The Company covenants and agrees with the Agent as follows:

(i)  During the period in which a prospectus relating to the Stock is required to be delivered under the Securities Act (including, without limitation, pursuant to Rule 173(d) of the Securities Act), the Company will give the Agent notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revisions to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, and will furnish the Agent with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Agent or counsel of the Agent shall reasonably object, unless the Company’s legal counsel has advised the Company that filing such document is required by law; provided, that the Company has no obligation to provide the Agent any advance copy of such filing or to provide the Agent an opportunity to object to such filing that does not name the Agent or does not directly relate to the transaction contemplated hereunder.

(ii)  The Company will, during any period when the delivery of a prospectus is required in connection with the offering or sale of Stock (including, without limitation, pursuant to Rule 173(d) of the Securities Act), if any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus (including, without limitation, any document incorporated by reference therein) in order to comply with the Securities Act or the Exchange Act, notify the Agent and, upon its request, file such document and prepare and furnish without charge to the Agent as many copies as the Agent may from time to time reasonably request of an amended or supplemented Prospectus (or incorporated document, as the case may be) that will correct such statement or omission or effect such compliance. Upon such notification, the Agent will cease the solicitation of offers to purchase the Stock and suspend the use of the Prospectus until such amendment or supplement is filed; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Stock sold hereunder or which an investor has agreed to purchase but which has not been delivered by the Company and paid for by such investor as contemplated hereby, prior to the giving of such notice.

(iii)  The Company will file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the reasonable judgment of the Company or the Agent, be required by the Securities Act or requested by the Commission in connection with the distribution of the Stock by the Agent.

(iv)  During the period in which a prospectus relating to the Stock is required to be delivered under the Securities Act (including, without limitation, pursuant to Rule 173(d) of the Securities Act), the Company agrees (A) to make no further amendment or any supplement to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, except as provided herein or unless the Company’s legal counsel has advised the Company that such amendment or supplement is required by law; (B) to advise the Agent promptly of the time when any amendment or supplement to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus has been filed and to furnish the Agent with copies thereof; (C) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Agreement; (D) to advise the Agent, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the

Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose, of any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus (including, without limitation, any document incorporated by reference in any of the foregoing) or for additional information; and (E) in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal.

(v)  During the period in which a prospectus is required to be delivered under the Securities Act or the Exchange Act in connection with any sale of Stock (including, without limitation, pursuant to Rule 173(d) of the Securities Act), the Company will deliver promptly to the Agent and to counsel for the Agent a signed copy of each amendment to the Registration Statement filed with the Commission, including all consents and exhibits filed therewith. The copies of the Registration Statement and each amendment thereto furnished to the Agent will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or its Interactive Data Electronic Applications system (collectively, “EDGAR”), except to the extent permitted by Regulation S-T; provided, however, that the Company shall not be required to furnish any document to the Agent to the extent such document is available on EDGAR.

(vi)  The Company will deliver promptly to the Agent such number of the following documents as the Agent shall reasonably request for the purposes contemplated by the Securities Act:  (A) the Prospectus and any amended or supplemented Prospectus, (B) each Issuer Free Writing Prospectus and (C) any document incorporated by reference in the Prospectus.  The copies of such documents furnished to the Agent will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(vii)  The Company will not to make any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Agent.

(viii)  The Company will comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus.  During any period when the delivery of a prospectus is required in connection with the offering or sale of Stock (including, without limitation, pursuant to Rule 173(d) of the Securities Act), if any event shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus in order to comply with the Securities Act, to notify the Agent and, upon its request, to file such document and to prepare and furnish without charge to the Agent as many copies as the Agent may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(ix)  As soon as practicable after each Effective Date, the Company will make generally available to the Company’s security holders and deliver to the Agent an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158 under the Securities Act).

(x)  Promptly from time to time during the term of this Agreement, the Company will take such action to qualify the Stock for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Agent may reasonably request, and to maintain such qualifications in effect for as long as may be necessary to complete the sale of the Stock; provided, that in connection therewith the Company shall not be required to (A) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (B) file a general consent to service of process in any such jurisdiction or (C) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(xi)  The Company will reasonably cooperate on a timely basis with any reasonable due diligence request from, or review conducted by, the Agent or its counsel from time to time in connection with the transactions contemplated hereby, including, without limitation, and upon reasonable notice, providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices and/or by telephone, as the Agent or its counsel may reasonably request (each such process, a “Due Diligence Process”).

(xii)  Upon commencement of the offering of Stock under this Agreement, promptly after each (A) date the Registration Statement or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms of the Stock, (2) in connection with the filing of any report or other document under Section 13, 14 or 15(d) of the Exchange Act or (3) by a prospectus supplement relating to the offering of other securities (including, without limitation, other shares of Common Stock)) (each such date, a “Registration Statement Amendment Date”), (B) date on which the Company shall file (x) an Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Earnings 8-K or (y) an amendment to any such document (each such date, a “Company Periodic Report Date”) and, (C) reasonable request by the Agent; provided, that such request follows a Due Diligence Process (each date of any such request, a “Supplemental Request Date”) (each of the date of the commencement of the offering of Stock under this Agreement and each Registration Statement Amendment Date, Company Periodic Report Date and Supplemental Request Date is hereinafter called a “Representation Date”), the Company will furnish or cause to be furnished to the Agent (with a copy to  counsel to the Agent) a certificate dated such Representation Date (or, in the case of an amendment or supplement to the Registration Statement or the Prospectus (including, without limitation, by the filing of an Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Earnings 8-K or any amendment thereto), the date of the effectiveness of such amendment to the Registration Statement or the date of filing with the Commission of such supplement or any such Form 10-K, Form 10-Q, Earnings 8-K or amendment thereto, as the case may be), in a form reasonably satisfactory to the Agent to the effect that the statements contained in the certificate referred to in Section 5(e)(ii) of this Agreement which was last furnished to the Agent are true and correct as of the date of such certificate as though made at and as of the date of such certificate (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus and the Pricing Disclosure Package as amended and supplemented to the date of such certificate) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(e)(ii), but modified as necessary to relate to the Registration Statement, the Prospectus and the Pricing Disclosure Package as amended and supplemented to the date of such certificate.  As used in this paragraph, to the extent there shall be an Applicable Time on or following the applicable Representation Date, “promptly” shall be deemed to be on or prior to the next succeeding Applicable Time.

(xiii)  Upon commencement of the offering of Stock under this Agreement, and promptly after each other Representation Date, the Company will furnish or cause to be furnished to the Agent (with a copy to counsel to the Agent), unless the Agent otherwise agrees in writing, the written opinion and letter of each counsel to the Company, dated such Representation Date (or, in the case of an amendment or supplement to the Registration Statement or the Prospectus (including, without limitation, by the filing of an Annual Report on Form 10-K or Quarterly Report on Form 10-Q or any amendment thereto), the date of the effectiveness of such amendment to the Registration Statement or the date of filing with the Commission of such supplement or any such Form 10-K, Form 10-Q or amendment thereto, as the case may be), in a form and substance reasonably satisfactory to the Agent and its counsel, of the same tenor as the opinions and letters referred to in Sections 5(b) and 5(c) of this Agreement, but modified as necessary to relate to the Registration Statement, the Prospectus and the Pricing Disclosure Package as amended and supplemented to the date of such opinion and letter or, in lieu of such opinion and letter, counsel last furnishing any such opinion and letter to the Agent shall furnish the Agent with a letter substantially to the effect that the Agent may rely on such counsel’s last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter shall be deemed to relate to the Registration Statement, the Prospectus and the Pricing Disclosure Package as amended and supplemented to the date of such letter authorizing reliance). As used in this paragraph, to the extent there shall be an Applicable Time on or following the applicable Representation Date, “promptly” shall be deemed to be on or prior to the next succeeding Applicable Time.  Solely for the purposes of this paragraph, the term “Representation Date” shall not include the date of filing of any Earnings 8-K or any amendment thereto.

(xiv)  Upon commencement of the offering of Stock under this Agreement, and promptly after each other Representation Date, the Company will cause KPMG LLP, or other independent accountants reasonably satisfactory to the Agent, to furnish to the Agent (with a copy to counsel to the Agent), unless the Agent otherwise agrees in writing, a letter, dated such Representation Date (or, in the case of an amendment or supplement to the Registration Statement or the Prospectus (including, without limitation, by the filing of an Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Earnings 8-K or any

amendment thereto), the date of the effectiveness of such amendment to the Registration Statement or the date of filing with the Commission of such supplement or any such Form 10-K, Form 10-Q, Earnings 8-K or any amendment thereto, as the case may be), in form reasonably satisfactory to the Agent and its counsel, of the same tenor as the letter referred to in Section 5(d) hereof, but modified as necessary to relate to the Registration Statement, the Prospectus and the Pricing Disclosure Package as amended and supplemented to the date of such letter.  As used in this paragraph, to the extent there shall be an Applicable Time on or following the applicable Representation Date, “promptly” shall be deemed to be on or prior to the next succeeding Applicable Time.

(xv)  The Company will disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of shares of Stock sold through the Agent under this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of Stock pursuant to this Agreement during the relevant quarter.

(xvi)  The Company will not sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell, exchange or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of the Common Stock or securities convertible into or exchangeable or exercisable for the Common Stock or warrants or other rights to purchase the Common Stock or any other securities of the Company that are substantially similar to the Common Stock or permit the registration under the Securities Act of any shares of the Common Stock, except for (A) the registration of the Stock and the sales through the Agent pursuant to this Agreement or any Terms Agreement or through the Alternative Agent pursuant to the Alternative Distribution Agreement or any Alternative Terms Agreement, as the case may be, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company or (D) any shares of Common Stock issued pursuant to any non-employee director stock plan, dividend reinvestment plan or stock purchase plan of the Company without (1) giving the Agent at least five (5) business days’ prior written notice, except for any exchange for a principal amount of the Company’s outstanding convertible senior notes, in which case, the Company shall provide at least two (2) business days’ prior written notice, specifying the nature of the proposed sale and the date of such proposed sale and (2) the Agent suspending activity under this program for such period of time as requested by the Company.

(xvii)  The Company will furnish to the Agent, during a period of six (6) months from the latest Effective Date, (A) copies of all reports or other communications (financial or other) furnished to stockholders; (B) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (C) such additional information concerning the business and financial condition of the Company as the Agent may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); provided, however, that so long as the Company is timely filing reports with the Commission on EDGAR, it is not required to furnish such reports or statements to the Agent.

(xviii)  The Company will apply the Net Proceeds from the sale of the Stock being sold by the Company in the manner set forth in the Prospectus Supplement and the Pricing Disclosure Package under the caption “Use of Proceeds.”

(xix)  The Company will not take, and will cause its subsidiaries not to take, and use reasonable efforts to cause its affiliates not to take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Stock; and, without limitation to the foregoing, neither the Company nor any of its subsidiaries will purchase any Common Stock or any other capital stock of the Company pursuant to the Company’s previously announced share repurchase program or any similar program.

(b)  Covenants of the Agent.  The Agent covenants and agrees with the Company that it shall not include any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405) used or referred to by the Agent in connection with the offering or sale of Stock without the prior written consent of the Company (any such issuer information with respect to whose use the Company has given its written consent, “Permitted Issuer Information”); provided, that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 3(b), shall not be deemed to include information prepared by or on behalf of the Agent on the basis of or derived from issuer information.

SECTION 4.  Expenses.   Except as otherwise agreed between the Company and the Agent in writing, the Company will pay all costs, expenses, fees and taxes incident to the performance of its obligations under this Agreement, whether or not the transactions as contemplated hereby are consummated, including: (a) the preparation and filing of the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Agent and the Alternative Agent (including costs of mailing and shipment), (b) the registration, issue and delivery of the Stock, (c) the preparation, printing and delivery to the Agent and Alternative Agent of this Agreement, the Stock, and such other documents as may be required in connection with the offer, purchase, sale, issuance or delivery of the Stock and any cost associated with electronic delivery of any of the foregoing by the Agent or the Alternative Agent to investors, (d) the qualification of the Stock for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel for the Agent and the Alternative Agent in connection therewith) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Agent and the Alternative Agent, (e) the listing of the Stock on the Exchange and any registration thereof under the Exchange Act, (f) any filing for review of the public offering of the Stock by FINRA, (g) the fees and disbursements of counsel to the Company, (h) the reasonable fees and disbursements of a single counsel for the Agent and Alternative Agent, not to exceed $400,000 and (i) the performance of the Company’s other obligations hereunder; provided, that the Agent shall be responsible for any transfer taxes on resale of the Stock by it, any costs and expenses associated with the sale and marketing of the Stock and fees and disbursements of its counsel other than as specifically provided above.

SECTION 5.  Conditions of Agent’s Obligations.  The obligations of the Agent hereunder are subject to the accuracy, when made and on the date of this Agreement, each Registration Statement Amendment Date, each Company Periodic Report Date, each Supplemental Request Date, each Applicable Time and each Delivery Date, of the representations and warranties of the Company contained herein as though made on such date, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a)  The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act on or prior to the date hereof and the Company shall have complied with all other requirements applicable to the Prospectus or any supplement thereto under Rule 424(b) (without giving effect to Rule 424(b)(8)).  The Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof.  No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission, any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus (including, without limitation, in any document incorporated by reference therein) or otherwise shall have been complied with, and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto.

(b)  Skadden, Arps, Slate, Meagher & Flom LLP shall have furnished to the Agent its written opinion and letter, as counsel to the Company, addressed to the Agent and delivered and dated on each date specified in Section 3(a)(xiii) hereof, in form and substance reasonably satisfactory to the Agent, substantially in the forms attached hereto as Exhibit A-1, Exhibit A-2 and Exhibit A-3.

(c)  Marla Lacey, Associate General Counsel of the Company shall have furnished her written opinion addressed to the Agent and delivered and dated on each date specified in Section 3(a)(xiii) hereof, in form and substance reasonably satisfactory to the Agent, substantially in the form attached hereto as Exhibit A-4.

(d)  At the dates specified in Section 3(a)(xiv) hereof, the Agent shall have received from KPMG LLP a letter, in form and substance reasonably satisfactory to the Agent, addressed to the Agent and dated the date of delivery thereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date of the date of delivery thereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus or the Pricing Disclosure Package, as of a date not more than three (3) days prior to the date of delivery thereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” in connection with registered public offerings.

(e)   (i) Upon commencement of the offering of Stock under this Agreement, the Company shall have furnished to the Agent a certificate of an officer in a form reasonably satisfactory to the Agent stating the minimum gross sales price per share for the sale of such Stock pursuant to this Agreement and the maximum aggregate number of shares of Stock that may be issued and sold pursuant to this Agreement or, alternatively, maximum aggregate gross sales price from such sales, as authorized from time to time by the Board or the Designated Subcommittee or, in connection with any amendment, revision or modification of such minimum price or maximum share number or amount, a new certificate with respect thereto and (ii) on each date specified in Section 3(a)(xii), the Company shall have furnished to the Agent a certificate, dated such date, of any two of its Chief Executive Officer, President, Chief Financial Officer, Executive Vice President, Senior Vice President, General Counsel, Treasurer or Associate General Counsel to the effect that:

(A)  The representations and warranties of the Company in Section 1 are true and correct on and as of the applicable date specified in Section 3(a)(xii), and the Company has complied in all material respects with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such applicable date; and

(B)  No stop order suspending the effectiveness of the Registration Statement has been issued; no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and the Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto.

(f)  Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following:  (i) trading generally shall have been materially suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the NASDAQ Global Select Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities and (iv) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving, the United States, or any change in financial markets or any calamity or crisis that is material and adverse or  (v) any material disruption of settlements of securities or clearance services in the United States that would materially impair settlement and clearance with respect to the Stock. If the Agent elects to terminate its obligations pursuant to this paragraph, the Company shall be notified promptly in writing.

(g)  The Exchange shall have approved the Stock for listing, subject only to official notice of issuance.

(h)  On or prior to each anniversary of the date hereof and upon the reasonable request of the  Agent, the Company shall have furnished to the Agent such further certificates and documents as the Agent received upon the execution of this Agreement.

(i)  Sidley Austin LLP, counsel to the Agent, shall have furnished their letter addressed to the Agent and delivered and dated on each date specified in Section 3(a)(xiii) hereof, with respect to the Registration Statement, the Prospectus and, if applicable, the Pricing Disclosure Package and other related matters as the Agent may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purposes of enabling them to pass upon such matters.  Such counsel may also state that, insofar as such opinion involves factual matters or matters of Iowa law, they have relied, to the extent they deem proper, upon certificates and opinions of officers of the Company and its subsidiaries and certificates of public officials.

(j)  The Company and the Agent hereby agree that the date of commencement of sales under this Agreement shall be the date the Company and the Agent mutually agree (which may be later than the date of this Agreement).

SECTION 6.  Indemnification and Contribution.

(a)  Indemnification of the Agent.  The Company hereby agrees:

(i)  to indemnify and hold harmless the Agent, its affiliates, directors, officers and employees and each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Agent or that affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by the Agent or (ii) the omission or alleged omission to state in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, in reliance upon and in conformity with written information concerning the Agent furnished to the Company by the Agent specifically for inclusion therein, which information consists solely of the information specified in Section 6(f).  The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to the Agent or to any affiliate, director, officer, employee or controlling person of the Agent.

(ii)  to reimburse the Agent and each such affiliate, director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred  by the Agent or that affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. In the event that it is finally judicially determined that the Agent was not entitled to receive payments for legal and other expenses pursuant to this subsection, the Agent will promptly return all sums that were advanced hereto.

(b)  Indemnification of the Company.  The Agent shall indemnify and hold harmless the Company, its directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Agent furnished to the Company by the Agent specifically for inclusion therein, which information consists solely of the information specified in Section 6(f).  The foregoing indemnity agreement is in addition to any liability that the Agent may otherwise have to the Company or any such director, officer, employee or controlling person of the Company.

(c)  Actions against Parties; Notification.  Promptly after receipt by an indemnified party under this Section 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses or otherwise) by such failure and; provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 6.  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 6 if (A) the indemnified party and the indemnifying party shall have so mutually agreed; (B) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (C) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (D) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the reasonably incurred fees and expenses of such separate counsel shall be paid by the indemnifying party as incurred. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees or expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties.  Notwithstanding the foregoing, an indemnified party will be entitled to employ counsel separate from counsel for any other party in any such litigation, investigation or proceeding (such counsel to be reasonably satisfactory to the indemnifying party) if the indemnified party shall have been advised by counsel who has determined that a divergence of interests exists between the parties or representation by counsel chosen by the indemnifying counsel of all such parties is inadvisable, or the indemnifying party and its counsel are not assuming the defense of the other parties in the litigation, investigation or proceeding in a timely fashion.  In such event, the reasonable fees and expenses of such separate counsel (including local counsel if necessary) shall be paid by the indemnifying party.

(d)  Settlement without Consent.  No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(e)  Contribution.

(i)    If the indemnification provided for in this Section 6 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 6 in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the aggregate amount of such loss, claim, damage or liability, or action incurred by such indemnified party, as incurred, (A) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Agent on the other, from the offering of the Stock or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but also the relative fault of the Company, on the one hand, and the Agent, on the other hand, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.

(ii)  The relative benefits received by the Company, on the one hand, and the Agent, on the other, with respect to such offering shall be deemed to be in the same proportion as the total gross sales price (after deducting commissions paid to the Agent under this Agreement) from the offering of the Stock sold under this Agreement received by the Company, on the one hand, and the total commissions received by the Agent under this Agreement, on the other hand.  The relative fault of the Company, on the one hand, and the Agent, on the other hand, shall be determined by reference to, among other things, whether (A) such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by (1) the Company or (2) the Agent; and (B) the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(iii)  The Company and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 6(e) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 6(e) shall be deemed to include, for purposes of this Section 6(e), any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

(iv)  Notwithstanding the provisions of this Section 6(e), the Agent shall not be required to contribute any amount in excess of commissions received by it under this Agreement.

(v)  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)  Information Provided by the Agent.  The Agent confirms and the Company acknowledges and agrees that (i) the statements set forth in the final sentence of the first paragraph under the caption “Plan of Distribution” in the Prospectus Supplement and (ii) such other statements as the Agent or the Alternative Agent may, by notice given to the Company in writing after the date of this Agreement, have been furnished to the Company by the Agent specifically for inclusion in the Registration Statement, the Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus or any amendment or supplement thereto, are correct and constitute the only information furnished in writing to the Company by or on behalf of the Agent or the Alternative Agent specifically for inclusion in the Registration Statement, the Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus or in any amendment or supplement thereto.

SECTION 7.  Termination.

(a)  The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale through the Agent for the Company, the obligations of the Company, including in respect of compensation of the Agent, shall remain in full force and effect notwithstanding such termination and (ii) the representations and warranties in Section 1 and the provisions of Sections 4, 6, 8, 9, 10, 11, 12, 13, 15 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)  The Agent shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the representations and warranties in Section 1 and the provisions of Sections 4, 6, 8, 9, 10, 11, 12, 13, 15 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)  This Agreement shall remain in full force and effect unless terminated pursuant to Section 7(a) or (b) above or otherwise by mutual agreement of the parties; provided, that any such termination by mutual agreement or pursuant to this clause (c) shall in all cases be deemed to provide that the representations and warranties in Section 1 and the provisions of Sections 4, 6, 8, 9, 10, 11, 12, 13, 15 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d)  Any termination of this Agreement shall be effective on the date specified in such notice of termination or the date mutually agreed by the parties, as the case may be; provided, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, or the date mutually agreed by the parties, as the case may be. If such termination shall occur prior to the Delivery Date for any sale of Stock, such sale shall settle in accordance with the provisions of Section 2(k) hereof.

SECTION 8.   Research Analyst Independence.  The Company acknowledges that the Agent’s research analysts and research departments are required to be independent from its investment banking divisions and are subject to certain regulations and internal policies, and that the Agent’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of the Agent’s investment banking divisions.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Agent with respect to any conflict of interest that may arise from the fact that the views expressed by its research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by the Agent’s investment banking divisions.  The Company acknowledges that the Agent is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company.

SECTION 9.  No Fiduciary Duty.  The Company acknowledges and agrees that the Agent is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Stock contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to the Company or any other person. Additionally, the Agent is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Agent shall have no responsibility or liability to the Company with respect thereto. Any review by the Agent of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Agent and shall not be on behalf of the Company.

SECTION 10.  Notices, etc.  Unless otherwise expressly provided herein, all statements, requests, notices and agreements hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication:

(a)  if to the Agent, to Sandler O’Neill & Partners, L.P., 919 Third Avenue, 6th Floor, New York, New York 10022, attention:  General Counsel, telephone: 212-466-7700, facsimile: 212-466-7996, and with a copy to Sidley Austin LLP, One South Dearborn Street, Chicago, IL 60603, attention: Brian Fahrney, telephone: (312) 853-2066, facsimile: (312) 853-7036, e-mail: bfahrney@sidley.com; and

(b)  if to the Company, to the address of the American Equity Investment Life Holding Company, 5000 Westown Parkway, Suite 440, West Des Moines, IA 50266, attention:  John Matovina, telephone: 515.457-1813, facsimile: 515-221-9989, e-mail: jmatovina@american-equity.com, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 155 North Wacker Drive, Chicago, IL 60606, attention: William Kunkel, telephone: (312) 407-0820, facsimile: (312) 407-8514, e-mail: william.kunkel@skadden.com.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.  The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made by the Agent.

SECTION 11.  Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Agent and the Company and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agent and the Company and their respective successors and the controlling persons and officers and directors referred to in Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agent and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.

SECTION 12.  Press Releases and Disclosure.  The Company may issue a press release in compliance with Rule 134 under the Securities Act describing the material terms of the transactions contemplated hereby as soon as practicable following the date hereof, and may file with the Commission a Current Report on Form 8-K describing the material terms of the transaction contemplated hereby, and the Company shall consult with the Agent prior to making such disclosures, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosures that is reasonably satisfactory to all parties. No party hereto shall issue thereafter any press release or like public statement (excluding any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby without the prior written approval of the other party hereto, except as may be necessary or appropriate in the reasonable opinion of the party seeking to make disclosure to comply with the requirements of applicable law, regulation or stock exchange rules.  If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is reasonably satisfactory to all parties.

SECTION 13.  Adjustments for Stock Splits.  The parties acknowledge and agree that all share related numbers, if any, contained in this Agreement shall be adjusted to take into account any stock split effected with respect to the Common Stock.

SECTION 14.  Survival.  The respective indemnities, representations, warranties and agreements of the Company and the Agent contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

SECTION 15.  Definition of the Terms “Business Day,” “Affiliate” and “Subsidiary”.  For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

SECTION 16.  Governing Law; Waiver of Jurisdiction.  This Agreement, and all matters and disputes arising out of or in any way relating to this Agreement, shall be governed by, and construed in accordance with, the laws of the State of New York , including General Obligations Law §5-1401, but otherwise without regard to conflicts-of-laws principles.  The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.  Each of the Agent and the Company, on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates, waives all right to trial by jury in any action, proceeding or counterclaim, whether based upon contract, tort or otherwise, in any way arising out of or relating to this Agreement or any Terms Agreement.

SECTION 17.  Time.  Time shall be of the essence of this Agreement.  Except as otherwise set forth herein, specified times of day refer to New York City time.

SECTION 18.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 19.  Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Page Follows]

If the foregoing correctly sets forth the agreement between the Company and the Agent, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

By:	/s/ Wendy L. Carlson
Name: Wendy L. Carlson
Title: Chief Executive Officer and President

Accepted:

SANDLER O’NEILL & PARTNERS, L.P.

By: Sandler O’Neill & Partners Corp.,
the sole general partner

By:	/s/ Jennifer Docherty
Authorized Signatory